UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2011

Deluxe Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N., Shoreview, Minnesota		55126
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-483-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On March 9, 2011, Deluxe Corporation, a Minnesota corporation (the "Company"), and certain of its subsidiaries (the "Guarantors") entered into a Purchase Agreement (the "Purchase Agreement") with J.P. Morgan Securities LLC, as representative of the several initial purchasers (the "Initial Purchasers") listed in Schedule I to the Purchase Agreement, to sell to the Initial Purchasers $200,000,000 aggregate principal amount of the Company’s 7.00% Senior Notes due 2019 (the "Notes") pursuant to the Indenture (as defined below). The net proceeds from the offering, after deducting estimated discounts, fees and expenses, are expected to be approximately $196.0 million. The net proceeds from the offering, as well as funds drawn under the Company’s revolving credit facility, were used to repurchase $192,996,000 aggregate principal amount of the Company’s 5.00% Senior Notes due 2012 (the "2012 Notes") pursuant to the Company’s previously announced tender offer and consent solicitation. The tender offer and the consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated February 22, 2011, and the related Consent and Letter of Transmittal. Under no circumstances shall this report constitute an offer to buy or the solicitation of an offer to sell the 2012 Notes. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Guarantors and customary indemnification rights and obligations of the parties and termination provisions. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates, for which they have received (or will receive) customary fees and commissions. In particular, an affiliate of J.P. Morgan Securities LLC is administrative agent and a lender under the Company’s revolving credit facility, an affiliate of Credit Suisse Securities (USA) LLC is a lender under the Company’s revolving credit facility, affiliates of Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc. are co-documentation agents and lenders under the Company’s revolving credit facility and an affiliate of Fifth Third Securities, Inc. is syndication agent and a lender under the Company’s revolving credit facility. Also, an affiliate of U.S. Bancorp Investments, Inc. is the trustee under the Indenture. In addition, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are dealer managers for the tender offer for the 2012 Notes and solicitation agents for the concurrent consent solicitation referred to above. Further, certain of the Initial Purchasers are the Company’s customers in the ordinary course of business.

The closing of the sale of the Notes occurred on March 15, 2011. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company offered and sold the Notes to the Initial Purchasers in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons pursuant to the exemption from registration provided by Regulation S under the Securities Act.

Indenture

On March 15, 2011, the Company and the Guarantors entered into an Indenture (the "Indenture") with U.S. Bank National Association, as trustee (the "Trustee"), regarding the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Indenture sets forth the terms of the Notes, including, without limitation:

Maturity. The Notes will mature on March 15, 2019.

Interest Payments. The Company will pay interest on the Notes semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2011, at a rate of 7.00% per annum.

Optional Redemption. At any time prior to March 15, 2014, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the proceeds of one or more equity offerings of shares of the Company’s common stock at a redemption price of 107.00% of the principal amount of the Notes, together with accrued and unpaid interest, subject to certain limitations. At any time prior to March 15, 2015, the Company may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest plus an applicable premium set forth in the Indenture. At any time on or after March 15, 2015, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture.

Mandatory Offers to Purchase. Upon the occurrence of a change of control (as defined in the Indenture), the Company will be required to make an offer to purchase all of the Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest. Upon certain assets dispositions, the Company will be required to use the proceeds therefrom to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest, if it does not use such proceeds within 365 days to repay its indebtedness or to enter into an agreement to invest in capital assets or capital stock of a restricted subsidiary (as defined in the Indenture).

Guarantees. The Company’s obligations under the Notes are jointly and severally and fully and unconditionally guaranteed by all of the Company’s existing and future direct and indirect subsidiaries that guarantee any of the Company’s other indebtedness.

Ranking. The Notes are general unsecured obligations of the Company ranking equally in right of payment with the Company’s existing and future unsecured unsubordinated debt.

Covenants and Events of Default. The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things, incur certain additional indebtedness and liens, issue redeemable stock and preferred stock, pay dividends and distributions, make loans and investments and consolidate or merge or sell all or substantially all of its assets. If an event of default occurs and continues, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.

Registration Rights Agreement

In connection with the issue and sale of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of March 15, 2011, with J.P. Morgan Securities LLC, as representative of the Initial Purchasers. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act so as to allow holders of the Notes to exchange their Notes for the same principal amount of a new issue of notes (the "Exchange Notes") with identical terms, except that the Exchange Notes will not be subject to certain restrictions on transfer or to any increase in annual interest rate. If the exchange offer is not completed on or before the date that is 340 days after March 15, 2011, the Company will be required to pay additional interest to the holders of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

General

The foregoing descriptions are summaries of, and do not purport to be complete descriptions of, the terms, conditions and covenants of the Purchase Agreement, the Indenture and the Registration Rights Agreement. Such descriptions are qualified in their entirety by reference to the full terms, conditions and covenants of the Purchase Agreement, the Indenture and the Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 of this report.

Item 3.03 Material Modifications to Rights of Security Holders.

On March 11, 2011, the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, National Association), as trustee ("Wells Fargo"), entered into a Second Supplemental Indenture (the "Second Supplemental Indenture") to the Indenture (the "2012 Notes Indenture"), dated as of October 27, 1995, as supplemented by a First Supplemental Indenture, dated as of December 4, 2002, between the Company and Wells Fargo, regarding the 2012 Notes. The Second Supplemental Indenture, among other things, eliminated substantially all of the restrictive covenants contained in the 2012 Notes Indenture.

The foregoing description is a summary of, and does not purport to be a complete description of, the terms, conditions and covenants of the Second Supplemental Indenture. Such description is qualified in its entirety by reference to the full terms, conditions and covenants of the Second Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 10, 2011, the Company issued a press release announcing the pricing of the Notes offering. Pursuant to Rule 135c under the Securities Act, the press release announcing this matter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Indenture, dated as of March 15, 2011, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (including form of 7.00% Senior Notes due 2019).

4.2 Registration Rights Agreement, dated as of March 15, 2011, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement.

4.3 Second Supplemental Indenture, dated as of March 11, 2011, between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, National Association), as trustee.

10.1 Purchase Agreement, dated as of March 9, 2011, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule I thereto.

99.1 Press Release of Deluxe Corporation dated March 10, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deluxe Corporation

March 15, 2011	By:	Terry Peterson

Name: Terry Peterson
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of March 15, 2011, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (including form of 7.00% Senior Notes due 2019).
4.2	Registration Rights Agreement, dated as of March 15, 2011, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule I to the Purchase Agreement.
4.3	Second Supplemental Indenture, dated as of March 11, 2011, between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, National Association), as trustee.
10.1	Purchase Agreement, dated as of March 9, 2011, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed in Schedule I thereto.
99.1	Press Release of Deluxe Corporation dated March 10, 2011.